                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              OMEGA MED CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                              3845                            33-0855883
(State or other jurisdiction    (Primary Standard               (I.R.S. Employer
of incorporation or                Industrial                Identification No.)
organization)                Classification Code Number)

3930 Oregon Street, Suite 112, San Diego, CA 92104
(Address of registrant's principal executive offices)
(Zip Code)

                          (610) 692-1723(858) 270-0801
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                              Stepp & Beauchamp LLP
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this
Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a  post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
==================== ============== ================== ==================== ==============
  Title of each       Amount to be   Proposed maximum    Proposed Maximum      Amount of
class of securities    registered   offering price per  Aggregate Offering   Registration
 to be registered                         share               Price              Fee
-------------------- -------------- ------------------ -------------------- --------------
  Common Stock         1,200,000          $5.00            $6,000,000.00       1,434.00
==================== ============== ================== ==================== ==============

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.

Preliminary Prospectus

                             Omega Med Corporation,
                             a Delaware corporation

               1,200,000 shares of common stock at $5.00 per share

     This prospectus relates to 1,200,000 shares of common stock of Omega Med
Corporation, a Delaware corporation. We are offering 1,200,000 shares for sale on a "best efforts" basis at $5.00 per share. A purchase of our common stock is highly speculative and investors should not purchase shares of our common stock unless they can afford to lose their entire investment.

Our shares of common stock are not listed on any national securities exchange and are not quoted on any electronic quotation system. There is currently no public market for our common stock.

The information in this prospectus is not complete and may be changed. We may not offer or sell these shares until the registration statement filed with the
Securities and Exchange Commission is effective. This prospectus is not an offer to sell the shares and it is not soliciting an offer to buy the shares in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

You should carefully review the Risk Factors section of this prospectus beginning on Page 5.

--------------- -------------------- ------------ -------------------------
                Price to the Public  Commissions  Proceeds to the Company
--------------- -------------------- ------------ -------------------------
Per Share       $5.00                $0.00        $5.00
--------------- -------------------- ------------ -------------------------
Total Offering  $6,000,000.00        $0.00        $6,000,000.00
--------------- -------------------- ------------ -------------------------

                The date of this prospectus is January 9, 2002.

                                TABLE OF CONTENTS
Item     Caption                                                            Page
Number

 3.      Summary Information..................................................5
         Risk Factors.........................................................6
             We are operating at a loss, with no revenues since 1999, and therefore our ability to continue as a going concern is
               in doubt.......................................................6
               If we do not receive FDA approval for our infusion pump,
               we will not be able to market it in the United States,
               which might force us out of business...........................6
               Other companies are developing infusion pumps similar
               to ours, and those companies may be able to out-compete
               us and force us out of business................................7
               Because we do not have product liability insurance,
               claims that use of our products injured someone could
               force us out of business.......................................7
               Our patent may not protect us from infringement or unfair
               competition....................................................7
               We must adapt to rapid technological changes in the

 14.     Disclosure of Commission Position on Indemnification for
           Securities Act Liabilities........................................15
 15.     Organization Within Last Five Years.................................15
 16.     Description of Business.............................................15
 17.     Management' Discussion and Analysis of Financial Condition

 23.     Changes in and Disagreements with Accountants on Accounting

         Consent of Independent Auditors...........................Exhibit 23.1

Item 3.  Summary Information

The company:   Our main offices are located at 4907 Morena Boulevard, Suite
               1402, San Diego, California 92110. Our telephone number is (858)
               270-0801.

Our business:  We manufacture and market medical devices and equipment.  In
               October, 1999, we acquired the assets of Alpha Mark, Inc., a Utah corporation, which included the worldwide rights to a disposable ambulatory infusion pump, a medical device which pumps a
               continuous flow of therapeutic drugs into the blood stream at an adjustable flow rate. We plan to manufacture and market the pump in the United States, pending the approval of the Food and Drug
               Administration. We have completed research and development activities related to our ambulatory infusion pump. Our wholly owned subsidiary, Decoria, Inc., a Nevada corporation, owns the rights to develop, produce, distribute and market a fully
               sterilized ear and body-piercing device. We are also actively seeking companies for acquisition or joint venture whose product lines include medical devices and equipment.

The offering:  We currently have 10,500,000 common shares issued and outstanding. We are offering 1,200,000 shares for sale on a "best efforts" basis at $5.00  per share.  We will realize up to
               $6,000,000.00 from the sale of these shares if we sell  all
               1,200,000 shares. We will use those funds to pay for the costs of the offering, for working capital, for sales and marketing of our products and to fund our continuing research and development activities. We will pay all expenses of registering the shares.

Estimated use  If we sell all the shares we are offering, we will receive
of proceeds:   $6,000,000.  We will use those funds to pay for the costs of the offering, for working capital, for sales and marketing of our products and for inventory and executive compensation. If we sell only a nominal amount of securities, we will use any funds for working capital, executive compensation, and to pay the costs of the offering.

                                  RISK FACTORS

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as
"believes,""intends"," "expects," "may," "will," "should," "plan," "projected,"
"contemplates," "anticipates," or similar statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions.
Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in this Risk Factors section. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

We are operating at a loss, with no revenues since 1999, and therefore our ability to continue as a going concern is in doubt. Our current cash and equivalents constitute our present internal sources of liquidity. We have not generated any revenues since 1999 from the sale or licensing of our products.
Because our only external source of liquidity is the sale of our capital stock, we may not be able to continue as a going concern unless we raise money through this offering.

If we do not receive FDA approval for our infusion pump, we will not be able to market it in the United States, which might force us out of business.
A "medical device" is defined in the Food, Drug and Cosmetic Act as an instrument, apparatus, or machine which is intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease in man and other animals. Our infusion pump is a medical device by that definition. A company that intends to market a medical device must submit a Premarket Notification, or Regulation 510(k) submission, to the
FDA at least 90 days before bringing the device to market. The submission must contain enough information to show that a device is substantially the same as a device already available. The 510(k) submission must demonstrate that the device to be marketed is as safe and effective, that is, substantially equivalent (SE), to a legally marketed device that is not subject to premarket approval(PMA).
Applicants must compare their 510(k) device to one or more similar devices currently on the U.S. market and make and support their substantial equivalency claims. The FDA also categorizes medical devices by class based on the FDA's determination of the risk use of such device entails.

We must provide the FDA with laboratory bench testing results to establish the reliability of our pump's flow rates. If the FDA does not approve our test results, we will not be able to market our infusion pump in the United States, and we might also face difficulties marketing it to other countries.

Other companies are developing infusion pumps similar to ours, and those companies may be able to out-compete us and force us out of business. We compete directly with other companies and businesses that have developed and are in the process of developing technologies and products which will be competitive with our products. One of our competitors is already advertising a portable electronic infusion pump over the Internet. Most of our competitors have greater financial and other resources, and more experience in research and development, than we have. They may also have more experience in manufacturing, marketing and distributing their products. We may not be able to compete successfully against our established competition, which could force us out of business.

Because we do not have product liability insurance, claims that use of our products injured someone could force us out of business. Our business will expose us to potential product liability risks that are inherent in the testing, manufacturing and marketing of medical products. We do not have product liability insurance, and we may not be able to acquire product liability insurance in the future on commercially reasonable terms, or at all. If someone claims that the use of our infusion pump resulted in injury or death, we could be forced to spend large sums of money defending against those claims. A large, uninsured judgment against us on a claim of personal injury or death could force us out of business by making us insolvent.

Our patent may not protect us from infringement or unfair competition. We will attempt to protect our proprietary technology through the enforcement of our patent and by applying for additional patent protection when appropriate. We may rely on a combination of patent, trademark and trade secret laws, as well as confidentiality agreements with our employees and subcontractors, to restrict disclosure of our manufacturing processes and other proprietary information.
There is a possibility that patent and trade secret laws, as well as confidentiality agreements, may not be enforceable in some countries or jurisdictions. It may be possible for unauthorized third parties to copy our products or to reverse engineer or obtain and use information that we regard as proprietary. There can be no assurance that our competitors will not independently develop a better infusion pump or other products that are superior to our products which do not infringe on our patent. If someone infringes on our patent, we would be required to sue them to enforce our patent, which would be very costly and time consuming.

We must adapt to rapid technological changes in the medical products industry to stay competitive. The medical devices industry is characterized by rapidly changing technology, resulting in short product life cycles and rapid price declines. We must continuously update our existing and planned products to keep them current with changing technologies so that our products do not become obsolete. Our ability to compete in the medical products industry depends on our use of new technologies. There can be no assurance that we will be successful in these efforts. If we were unable to develop and introduce new products in a timely manner, due to resource constraints or technological or other reasons, this inability could result in reduced market share, reduced production, and corresponding loss of economies of scale in our purchasing of raw materials and manufacturing processes.

Item 4.  Use of Proceeds

The following table outlines how we intend to use any proceeds we receive from the sale of our common stock. Since this is a "best efforts" offering, the table has columns disclosing the expected use of proceeds if 10%, 30%, 60% or 100%of the offered shares are sold. Our estimated offering expenses are $30,000, or
$0.005 per share. The table below assumes only the net proceeds to us from the offering.

================================ =============== ============== ============== ===============
Estimated Use                    100% of offered 60% of offered 30% of offered 10% of offered
                                  shares sold      shares sold    shares sold    shares sold
-------------------------------- --------------- -------------- -------------- ---------------
Manufacturing Facilities            $600,000.00    $400,000.00    $400,000.00    $150,000.00
-------------------------------- --------------- -------------- -------------- ---------------
Research and Development of Pump          $0.00          $0.00          $0.00          $0.00
-------------------------------- --------------- -------------- -------------- ---------------
Tooling for Ear Piercing Device     $500,000.00    $500,000.00          $0.00          $0.00
-------------------------------- --------------- -------------- -------------- ---------------
Marketing                         $3,000,000.00  $1,600,000.00    $700,000.00    $150,000.00
-------------------------------- --------------- -------------- -------------- ---------------
Inventory                           $200,000.00    $200,000.00     $80,000.00     $50,000.00
-------------------------------- --------------- -------------- -------------- ---------------
General Corporate Purposes        $1,268,000.00    $468,000.00    $268,000.00     $58,000.00
-------------------------------- --------------- -------------- -------------- ---------------
Executive Compensation              $132,000.00    $132,000.00    $132,000.00    $132,000.00
-------------------------------- --------------- -------------- -------------- ---------------
Offering Expenses                    $30,000.00     $30,000.00     $30,000.00     $30,000.00
-------------------------------- --------------- -------------- -------------- ---------------
Cash Reserves                       $270,000.00    $270,000.00    $190,000.00     $30,000.00
-------------------------------- --------------- -------------- -------------- ---------------
Total                             $6,000,000.00  $3,600,000.00  $1,800,000.00    $600,000.00
================================ =============== ============== ============== ===============

The category "Manufacturing Facilities" above refers to our use of funds from this offering to lease manufacturing space and tooling and equipment necessary to assemble our pump. All of the parts of our pump are produced by subcontract suppliers, and we already have molds and dies for the production model pump.

The category "Research and Development of Pump" refers to costs to test and improve our pump. We believe that our research and development activities in regard to our pump are completed for the present, as we have working prototypes.

The category "General Corporate Purposes" above refers to our use of funds from this offering for office rent, pump assembly labor, office staff salaries, supplies, utilities, shipping, receiving, warehousing, general liability and fire insurance, and possibly product liability insurance, which we do not yet have. Proceeds from the offering will be used in this approximate order. If offering proceeds are inadequate to pay our offering expenses, our management has pledged to personally purchase a sufficient number of the offered shares to pay for our offering expenses.

                                        8

The category "Offering Expenses" includes legal and accounting expenses.

Management intends to pay "Executive Compensation" even if we only sell 10% of the offered shares.

If we only sell 60% of the shares offered, we will concentrate on entering the
European market instead of the United States domestic market with our infusion pump, because we think the regulatory requirements are easier for us to meet in
Europe and that European healthcare reimbursement systems are more favorable for marketing the infusion pump.

We will allocate any funds raised to concentrate on the infusion pump instead of the Decoria ear piercing device. If we only sell 30% of the shares offered, or less, we will limit the development of the Decoria ear piercing device even further, and spend only funds necessary to continue minimal development of the ear piercing device.

We have complete discretion over how to use a significant portion of the net proceeds of this offering. We cannot assure investors that our use of the net proceeds will not vary substantially due to unforeseen factors.

Item 5.  Determination of offering price

Factors used to determine share price. The offering price per share of our common stock being offered on a "best efforts" basis has been determined by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues, the share price is not based on past earnings, nor is the share price an indication of the current market value of our assets. No valuation or appraisal has been prepared for the business and potential business expansion of the company.

Item 6.  Dilution

The following table sets forth the number of shares of common stock we have issued, the total consideration paid and the price per share. The table assumes all of the shares will be sold.

===================== ============================== ========================= =================
                               Shares Issued             Total Consideration
                          Number           Percent      Amount        Percent   Price Per Share
--------------------- ------------------ ----------- --------------- --------- -----------------

Shareholders(1)       10,500,000 Shares     89.74%      $555,533.00     8.47%      $0.053
--------------------- ------------------ ----------- --------------- --------- -----------------

Purchasers of Shares   1,200,000 Shares     10.26%    $6,000,000.00    91.53%      $5.00
===================== ================== =========== =============== ========= =================

Total                 11,700,000 Shares      100%     $6,555,533.00     100%
===================== ================== =========== =============== ========= =================

The following table sets forth the number of shares of common stock we have issued, the total consideration paid and the price per share, assuming only 10%
of the offered shares are sold.

===================== ============================== ========================= =================
                               Shares Issued             Total Consideration
                          Number           Percent      Amount        Percent   Price Per Share
--------------------- ------------------ ----------- --------------- --------- -----------------

Shareholders(1)       10,500,000 Shares     98.87%      $555,533.00    48.08%      $0.053
--------------------- ------------------ ----------- --------------- --------- -----------------

Purchasers of Shares     120,000 Shares      1.13%      $600,000.00    51.92%      $5.00
===================== ================== =========== =============== ========= =================

Total                 10,620,000 Shares      100%     $1,155,533.00     100%
===================== ================== =========== =============== ========= =================

(1) 10,500,000 shares were issued to Alpha Mark, Inc., a Utah corporation, to acquire substantially all of its assets pursuant to an Agreement of Purchase and
Sale of Assets dated September 30, 1999.

The public offering price of our common stock in this offering will be substantially higher than the pro forma tangible book value per share of outstanding common stock. Purchasers of shares in this offering will experience immediate and substantial dilution in tangible book value per share, and the existing stockholders will receive a material increase in the tangible book value per share of their shares of common stock

Item 7.  Selling Security Holders

Not applicable.

Item 8.  Plan of Distribution

We are offering 1,200,000 shares on a "best efforts" basis. We propose to offer the shares of common stock to the public at the initial public offering price set forth on the cover of this prospectus. The shares will not be sold in an underwritten public offering, and may be purchased by our existing shareholders, as well as by our officers, directors and affiliates. Shares offered or sold to existing shareholders, as well as our officers, directors and affiliates, will be offered and sold on the same terms and conditions as shares offered to the general public. Our officers and directors intend to purchase enough offered shares to pay for the costs of this offering if sufficient funds to pay the offering expenses are not raised by the sale of our common stock to other persons during this offering. Under the Securities Exchange Act of 1934 and applicable SEC regulations , any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable
"cooling off" periods prior to the commencement of such distribution.

We have filed a registration statement, of which this prospectus forms a part, with respect to the offer and sale of the shares. There can be no assurance that we will sell any or all of the shares that we desire to sell. We will pay all of the expenses incident to the offering and sale of the shares.

                                       10

Our officers and directors are not registered broker-dealers and may participate in the offering only to the extent specified by Exchange Act Rule 240.3a4-1 , which provides that an associated person of an issuer of securities shall not be deemed a broker solely by reason of his participation in the sale of securities of such issuer if the associated person is not subject to a statutory disqualification at the time of this participation, is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, is not at the time of his participation an associated person of a broker or dealer, and meets certain other conditions specified in that rule. Our officers and directors will not receive any commissions for the sale of our stock. Each of our officers and directors primarily performs substantial duties for us otherwise than in connection with transactions in securities.

We have informed our officers and directors that, during such time as they may be engaged in a distribution of any of the shares we are registering by this
Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.
Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.

If we decide to sell shares through brokers or dealers, we will revise our prospectus to disclose the arrangements with the brokers or dealers participating in the offering. Any broker-dealer participating in the offering must first obtain a "no objection" position on the terms of any underwriting compensation from the National Association of Securities Dealers Corporate
Finance Department.

This offering will remain open until all of our offered shares are sold or until
July 31, 2002, whichever comes soonest.

Item  9. Legal Proceedings

There are no legal actions pending against us and we do not believe anyone has any claims against us that would result in a lawsuit being filed against us.

                                       11

Item 10. Directors, Executive Officers, Promoters and Control Persons.

Our directors and principal executive officers are specified on the following table:

==================== ========== =============================
Name                    Age        Position
-------------------- ---------- -----------------------------
Richard Schioldager     49         president, director
-------------------- ---------- -----------------------------
Harold E. Letson        74         vice president, director
-------------------- ---------- -----------------------------
Douglas E. Letson       57         secretary/treasurer
-------------------- ---------- -----------------------------
David C. Brown          57         director
==================== ========== =============================

Richard Schioldager is our president and a director. Mr. Schioldager is responsible for the operations of the company as well as for identifying and qualifying possible acquisition candidates. From 1998 to 1999, Mr. Schioldager was the vice president and chief financial officer of Alpha Mark, Inc. and was primarily responsible for the development of disposable ambulatory infusion pumps. Prior to 1998, Mr. Schioldager operated a business consulting firm which specialized in the development of marketing and business plans for start-up ventures. He has also held several executive level positions such as chief financial officer of Fabulous Inns of America, marketing product manager of ATV
Systems, corporate controller of SNC Inc., and divisional controller of Del Webb
Corporation. Mr. Schioldager holds a Bachelor of Science degree in hotel administration from the University of Nevada Las Vegas.

Harold E. Letson is our vice president of engineering and a director. Prior to joining us, Mr. Letson was the owner, responsible managing officer and responsible managing broker of Forsythe Realty, Herbert Hawkins Realty, Forsythe
Business Brokers, and Forsythe Mortgage Co., Inc. There entities sold real estate and businesses. They also performed the functions of mortgage bankers and mortgage brokers. Mr. Letson was solely responsible for all activities requiring a real estate brokers license.

Douglas E. Letson is our secretary and treasurer. Prior to joining the company in April 1999, Mr. Letson served as secretary and treasurer of Alpha Mark, Inc.
Mr. Letson is a retired entrepreneur and specializes in marketing and promotion.
From 1990 until joining Alpha Mark, Inc. in 1999, Mr. Letson was not active in any business activities.

David C. Brown is a director of the company. Mr. Brown is employed by General
Scanning as the Vice President of Manufacturing. General Scanning develops and manufactures a variety of proprietary high technology optical scanning and measuring devices. Mr. Brown is responsible for the development and manufacturing of those products. In 1994, he formed C/B Associates with Mr.
Cochran to develop the ambulatory infusion technology. Prior to forming C/B
Associates, Mr. Brown secured patents on an external blood parameter diagnostic system, and a differential thermal expansion driven implantable pump. From 1985 to 1993, Mr. Brown worked as Director of Manufacturing at Digilab where he invented, developed, and commercialized multiple medical instruments. Mr. Brown received his education at Harvard University, with double majors in Engineering
Science, and Anthropology.

                                       12

Other key personnel:

Daniel J. Kelly has been a consultant to the company since July 1999. Mr. Kelly has developed marketing strategies and plans for positioning of the Disposable
Ambulatory Infusion Pump. From 1996 to 1998, Mr. Kelly served as president and chief executive officer of Healthwatch Technologies, a manufacturer of non-invasive cardiovascular diagnostic products, and intravenous infusion devices. From 1994 to 1995, Mr. Kelly was executive vice president of sales and was subsequently promoted to president of Block Medical, which specializes in manufacturing electronic infusion pumps. From 1980 to 1994, Mr. Kelly worked for and was promoted to vice president of Worldwide Sales at IMED Corporation, a world leader in infusion devices and disposable administration sets. Mr. Kelly received his Bachelor of Arts from the University of Massachusetts and his
Masters of Business Administration from Suffolk University.

We do not carry "key man" insurance on any of our employees. Our future success will depend on the service of our key personnel and, additionally, our ability to identify, hire and retain additional qualified personnel. There is intense competition for qualified personnel in the medical products field, and there can be no assurance that we will be able to continue to attract and retain such personnel necessary for the development of our business. Because of the intense competition, there can be no assurance that we will be successful in adding personnel as needed to satisfy our staffing requirements. Failure to attract and retain key personnel could have a material adverse effect on our operations.

Other than the Letsons, who are brothers, there is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any officer or director from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with the company so enjoined.

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 3, 2000 by (1) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) each of our directors and named executive officers, and (3) all directors and executive officers as a group.

Title of Class    Name and Address of     Amount and Nature of  Percent of Class
                  Beneficial Owner        Beneficial Owner
----------------  ----------------------  --------------------  ----------------
$.001 par value   Alpha Mark, Inc.        Shareholder                100%
common stock      a Utah corporation (1)  10,500,000 shares

$.001 par value   All officers and        0 shares                     0%
common stock      directors as a group

     (1) Our officers and directors as a group own approximately 19% of the issued and outstanding shares of Alpha Mark Inc., a Utah corporation.

                                       13

Beneficial Ownership. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are considered to be beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of common stock indicated as beneficially owned by them.

Changes in Control. We are not aware of any arrangements which may result in
"changes in control" as that term is defined by the provisions of Item 403(c) of
Regulation S-B.

Item 12. Description of Securities

We are authorized to issue 30,000,000 shares of common stock, $.001 par value, each share of common stock having equal rights and preferences, including voting privileges. As of March 3, 2000, 10,500,000 shares of our common stock were issued and outstanding. We are also authorized to designate some of our capital stock as preferred stock. The rights, preferences and privileges of holders of common stock may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Each share of our common stock constitutes an equity interest in the company entitling each shareholder to a pro rata share of cash distributions made to holders of common stock, including dividend payments. The common stock shareholders are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors or any other matter, with the result that the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. In the event of liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and any payments due to preferred shareholders. The common stock shareholders do not have any conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Our dividend policy is set by our board of directors. We have never declared or paid a cash dividend on our common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future because we will retain our earnings, if any, for use in our business. Shareholders are entitled to receive dividends declared at the sole discretion of our board of directors based on our earnings, capital requirements, financial position, general economic conditions, and other pertinent factors.

                                       14

Our common stock is subject to "penny stock" rules. The Securities and Exchange
Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on some national securities exchanges or quoted on the Nasdaq system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document which provides information about penny stocks and the risks of the penny stock market. The broker-dealer also must provide additional information to its customer. Because our common stock is subject to the penny stock rules, purchasers of our common stock may find it more difficult to sell their shares.
There is presently no public market for our common stock.

All of our issued and outstanding common stock is owned by Alpha Mark, Inc., a
Utah corporation. Therefore, our directors, officers and principal shareholders, taken as a group, together with their affiliates, beneficially own all of our common stock and control the company.

Item 13. Interest of Named Experts and Counsel.

No "expert", as that term is defined pursuant to Regulation Section 228.509(a)
of Regulation S-B, or the Company's "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the company, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Item 14. Disclosure of Commission Position on Indemnification for Securities
         Act Liabilities

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising pursuant to the Securities Act of 1933 is contrary to public policy and, therefore, unenforceable.

Item 15. Organization Within Last Five Years

Transactions with Promoters. The incorporator of the company did not receive any compensation from or securities of the company.

Item 16. Description of Business

We were incorporated under the General Corporation Law of Delaware on April 5,
1999. On September 30, 1999, Alpha Mark, Inc., formerly named Omega Med
Corporation, which had been incorporated in the State of Utah on April 8, 1981, purchased 100% of our stock in exchange for its assets and liabilities, including (1) the rights to market and manufacture a disposable ambulatory infusion pump, and (2) its wholly-owned subsidiary, Decoria, Inc., a Nevada corporation formed on December 3, 1998. On September 30, 1999, we merged with
Alpha Mark, Inc.

We are presently continuing research and development activities related to the further development and commercial exploitation of a patented disposable and ambulatory pump. We have not sold any of our pumps yet, and our subsidiary has not sold any of our ear and body-piercing devices.

                                       15

In October, 1999, we acquired the assets of Alpha Mark, Inc., a Utah corporation, which included a patent license agreement which grants us the worldwide rights to the disposable ambulatory infusion pump, a medical device which pumps a continuous flow of therapeutic drugs into the blood stream at an adjustable flow rate. Our business plan is to develop, produce, distribute and market the disposable ambulatory infusion pump in the United States subject to certain Food and Drug Administration, or FDA, requirements that laboratory bench testing be conducted before medical devices such as our disposable ambulatory infusion pump can be marketed.

Our disposable ambulatory infusion pump may be subject to (1) the Medical Device
Amendments of 1976 to the Federal Food, Drug and Cosmetic Act; (2) the Medical
Device Reporting Rule implemented by the FDA in 1984; (3) the standards for medical device manufacturers established by the FDA; and (4) other rules and regulations enforced by the Center for Devices and Radiological Health, an FDA
sub-agency. However, the FDA Modernization Act of 1997 exempts from premarket notification devices that do not present a potential unreasonable risk of illness or injury. The 1997 Act also directs the FDA to concentrate its postmarked surveillance on higher risk devices. The 1997 Act also expanded the
FDA's pilot program by which the FDA accredits third party experts to conduct the initial review of all low-to-intermediate risk devices, which are devices that the use of which the FDA believes entail limited health risks to patients.
Our disposable ambulatory infusion pump is classified as such a device because it is used outside the patient's body and provides only mechanical pumping of fluids. These devices may qualify for exemptions from the more stringent premarket notification process which the FDA requires for most medical devices, which involves significant human clinical trials of medical products before the
FDA permits them to be marketed in the United States. If our infusion pump does not qualify for exemptions from premarket notification, we would be delayed in selling our products to the public. Obtaining any required FDA approvals and maintaining ongoing compliance with government requirements may be expensive, which could reduce our operating capital significantly.

Our infusion pump is defined by the FDA as a "Class Four" device. This class of products is rated as having a low to intermediate risk for patients because in the utilization of the pump no penetration of the body occurs. The approval process for our pump by the FDA is specified in FDA Regulation 510K, which requires bench testing to establish reliability of flow rates. We will conduct this testing, and at this time our tests are approximately 85% completed and have demonstrated reliable flow rates. Over the next twelve months we plan to complete bench testing , provided we have sufficient capital to do so. All of the parts of our pump are produced by subcontractors and, therefore, we would require very little capital to begin production of our pumps once we obtain FDA approval. We will not generate any revenues until we obtain FDA approval, locate and staff a manufacturing facility and establish a pump assembly operation, using parts from subcontractors but our own assembly employees for labor. We plan to package the pumps ourselves at the production facility, and also store some inventory of completed pumps there.

Our key suppliers of subcontracted parts for our DAI pump are JLO Metal
Products, Brazzel Industries, Cavaform, Crown Chemical, and Dow Chemical.

                                       16

Upon our completion of the bench testing process, Holland and Associates, a consulting firm we have retained which specializes in medical products, will submit our bench test findings to the FDA. Approval by the FDA normally requires approximately 90 days. If FDA testing standards are met, and the test results demonstrate reliable flow rates, FDA approval is automatic. We believe that we have finished developing our first infusion pump. We manufactured approximately
80 prototype pumps, and working prototypes have been used for our laboratory bench testing. Desired flow rates have been demonstrated by our prototype pumps.
We conducted these tests with a review by Holland and Associates.

Many foreign countries do not require any approval in order to sell infusion pumps. In most other countries which require a pre-market testing and approval process, FDA approval also qualifies a medical device for sale, and no further testing is required. We have had discussions with several foreign distributors regarding their distribution of our DAI pump, but at this point they are only expressing a general interest in an ambulatory pump. We do not presently have any distribution agreements or arrangements regarding the DAI pump and do not anticipate entering into any distribution agreements until we obtain FDA approval.

Our wholly owned subsidiary, Decoria, Inc., a Nevada corporation, owns the rights to develop, produce, distribute and market a fully sterilized ear and body-piercing device. This product is not regulated by the FDA. We are also actively seeking companies for acquisition or joint venture whose product lines include medical devices and equipment, which can be developed, produced and marketed by us.

Administration of Therapeutic Drugs by Infusion. Intravenous, or IV, delivery is standard practice for administering a wide variety of therapeutic drugs.
Infusion is the continuous flow of the drug into the blood stream at a controlled rate regulated by means of a drip system or by a metering pump.
Traditional devices for administering IV delivery include the IV drip, the bedside pump and the ambulatory pump. The ambulatory pump allows the patient to receive the appropriate medication while carrying on normal activities.

In hospitals, programmable electronic pumps are either battery or electrically powered and can be programmed to a complex delivery protocol. Each programmable electronic pump costs between $3,000 and $5,000 and requires a disposable, single use cassette and drug path system that costs about $30. For home care, disposable pumps combine a drug reservoir with a driving system and flow control into a single assembly which is discarded after the dose is expended. The use of disposable pumps has been largely limited to high flow rate delivery of antibiotics where one half hour to one hour infusions are acceptable.

Disposable Ambulatory Infusion Pump. We are developing a Disposable Ambulatory
Infusion Pump, or DAI Pump. The DAI Pump is a syringe-type, calibrated reservoir with a self powered, adjustable flow rate. The DAI Pump may be able to replace expensive electronic and syringe pumps by permitting patients to perform normal activities while receiving IV medication. Our DAI Pump can accommodate many delivery protocols which require continuous infusion of medication over various periods from hours to several days. The disposable pumps currently available on the market cannot accommodate these various protocols. We believe that the DAI
Pump's ability to accommodate these delivery protocols will enable us to market our products as a replacement for the expensive electronic and syringe pumps that are currently used. Our DAI Pump permits a minimally trained caregiver to safely compound drugs from standard vials and load the pump at the treatment site without intervention by other skilled personnel.

                                       17

The DAI Pump has advantages over current, balloon-type pumps because the DAI can be adjusted for different drug delivery rates, which also allows for easier filling. The DAI Pump is a more convenient size and shape than the balloon-type pumps, and is unaffected by drug characteristics, making it ideal for the multi-day infusions necessary with many of the most widely used chemotherapy drugs. The DAI Pump also provides an alternative to the bulky bedside IV systems customarily used in hospitals. The DAI Pump is lightweight and designed to be worn by the patient, permitting normal activities while receiving medication.
The DAI Pumps are also used "piggy back" to meter small volumes of drug IV systems. More than 20 manufacturers make syringe type and compact programmable pumps which cost from $1500 to $4000, and which require a disposable drug reservoir or cassette costing $8 to $25 per treatment.

Ear and Body Piercing. Our wholly owned subsidiary, Decoria, Inc., owns the rights to develop, produce, distribute and market a fully sterilized ear and body-piercing device. We believe that our use of our device reduces the risk of infection, improves alignment of the piercing, and accommodates a greater variety of jewelry. We anticipate that our device will be the only device on the market which offers the customer the option of changing his or her jewelry without compromising the antiseptic state of the pierced hole. We also plan to market additional interchangeable jewelry to customers who purchase the device.
We plan to market the system to beauty salons and major pharmacies and anticipate that all of the practitioners will be certified.

Competition. The market for medical equipment and devices is very competitive.
For example, Medtronic, which claims to be the world's leading medical technology company, advertises implantable and other types of drug pumps over the Internet. Medronic was founded in 1949 in Minneapolis, Minnesota and provides products and services that treat more than 1.5 million people each year. Clearly, we would be at a significant competitive disadvantage if
Medtronic began development of its own DAI Pump.

Infusion Dynamics, Inc., headquartered in Plymouth Meeting, Pennsylvania, is currently advertising a portable electronic infusion pump over the Internet.
They reportedly have recently focused their new product development on the design of miniature infusion pumps. They currently operate facilities with an electronics design and prototyping laboratory, a computer-assisted drafting center, a machine shop, and areas for mechanical and electronic assembly and testing. Again, if Infusion Dynamics, Inc. decided to focus on the development of a DAI Pump, their superior facilities, experience, and available capital would make them very difficult for us to compete against.

We also face competition for our ear piercing device. For example, Blomdahl
Medical currently markets an ear piercing system that features a disposable, sterile, encapsulated cassette. According to Blomdahl, their system provides protection from blood transmitted viruses and other infections. While most ear piercing guns contain nickel components, Blomdahl's system is designed to be used on persons who are allergic to nickel. Freehill Trading Company is offering a sterile, disposable version of the Inverness ear piercing system over the
Internet for under $10.

                                       18

Despite the significant competition, we believe our DAI Pump will be competitive with existing pump products and we believe our ear piercing device will be competitive with existing systems. However, we expect to compete with companies which have the expertise which would encourage them to develop and market products directly competitive with those developed and marketed by us. Many of these competitors have greater financial and other resources, and more experience in research and development, than us.

Employees. We currently have 4 employees. Our management anticipates using consultants for business, accounting, engineering, and legal services on an as-needed basis.

Our facilities. The following table specifies the location, square footage and lease terms for our facilities:

================================== ============================= ==================== ============
Property                           Description                   Lease                Rent
---------------------------------- ----------------------------- -------------------- ------------
4907 Morena Boulevard, Suite 1402, Our Main Office -             1 year lease expires $534/month
San Diego, California 92117          600 square feet             April 2000
---------------------------------- ----------------------------- -------------------- ------------
1425 Russ Boulevard                Our Research and Development  Month-to-month lease $1,225/month
San Diego, California 92101          facility - 1300 square feet
---------------------------------- ----------------------------- -------------------- ------------
3901 Oregon Street                 Our additional office space - Month-to-month lease $125/month
San Diego, California 92104          125 square feet
================================== ============================= ==================== ============

Item 17. Management's Discussion and Analysis of Financial Condition and Results
         of Operations

THIS PROSPECTUS SPECIFIES FORWARD-LOOKING STATEMENTS OF MANAGEMENT OF THE
COMPANY ("FORWARD-LOOKING STATEMENTS") INCLUDING, WITHOUT LIMITATION,
FORWARD-LOOKING STATEMENTS REGARDING OUR EXPECTATIONS, BELIEFS, INTENTIONS AND
FUTURE STRATEGIES. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ESTIMATE THE
HAPPENING OF FUTURE EVENTS AND ARE NOT BASED ON HISTORICAL FACTS.
FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING
TERMINOLOGY, SUCH AS "COULD", "MAY", "WILL", "EXPECT", "SHALL", "ESTIMATE",
"ANTICIPATE", "PROBABLE", "POSSIBLE", "SHOULD", "CONTINUE", "INTEND" OR SIMILAR
TERMS, VARIATIONS OF THOSE TERMS OR THE NEGATIVE OF THOSE TERMS. THE
FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS PROSPECTUS HAVE BEEN COMPILED BY
MANAGEMENT OF THE COMPANY ON THE BASIS OF ASSUMPTIONS MADE BY MANAGEMENT AND
CONSIDERED BY MANAGEMENT TO BE REASONABLE. FUTURE OPERATING RESULTS OF THE
COMPANY, HOWEVER, ARE IMPOSSIBLE TO PREDICT AND NO REPRESENTATION, GUARANTY, OR
WARRANTY IS TO BE INFERRED FROM THOSE FORWARD-LOOKING STATEMENTS.

THE ASSUMPTIONS USED FOR PURPOSES OF THE FORWARD-LOOKING STATEMENTS REPRESENT
ESTIMATES OF FUTURE EVENTS AND ARE SUBJECT TO UNCERTAINTY AS TO POSSIBLE CHANGES
IN ECONOMIC, LEGISLATIVE, INDUSTRY, AND OTHER CIRCUMSTANCES. AS A RESULT, THE
IDENTIFICATION AND INTERPRETATION OF DATA AND OTHER INFORMATION AND THEIR USE IN
DEVELOPING AND SELECTING ASSUMPTIONS FROM AND AMONG REASONABLE ALTERNATIVES
REQUIRE THE EXERCISE OF JUDGMENT. TO THE EXTENT THAT THE ASSUMED EVENTS DO NOT
OCCUR, THE OUTCOME MAY VARY SUBSTANTIALLY FROM ANTICIPATED OR PROJECTED RESULTS,
AND, ACCORDINGLY, NO OPINION IS EXPRESSED ON THE ACHIEVABILITY OF THOSE
FORWARD-LOOKING STATEMENTS.

NO ASSURANCE CAN BE GIVEN THAT ANY OF THE ASSUMPTIONS RELATING TO THE
FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS REPORT ARE ACCURATE, AND WE ASSUME
NO OBLIGATION TO UPDATE ANY SUCH FORWARD-LOOKING STATEMENTS.

                                       19

General. We are currently negotiating proposed marketing agreements and plans to negotiate and enter into marketing agreements with appropriate distributors and marketing agents for our two initial products, a DAI Pump and an ear and body piercing device. Other than costs related to the continued development of those products, we do not anticipate significant expenditures on acquisition or development of other products during the current fiscal year.

Our business will expose us to potential product liability risks that are inherent in the testing, manufacturing and marketing of medical products. We do not have product liability insurance, and there can be no assurance that we will be able to obtain or maintain such insurance on acceptable terms or, if obtained, that such insurance will provide adequate coverage against potential liabilities. We face an inherent business risk of exposure to product liability and other claims in the event that the development or use of our technology or products is alleged to have resulted in adverse effects. Such risk exists even with respect to those products that are manufactured in licensed and regulated facilities or that otherwise possess regulatory approval for commercial sale.
There can be no assurance that we will avoid significant product liability exposure. There can be no assurance that insurance coverage will be available in the future, on commercially reasonable terms; or that such insurance will be adequate to cover potential product liability claims; or that a loss of insurance coverage would not materially adversely affect our business, financial condition and results of operations. While we have taken, and will continue to take, what we believe are appropriate precautions, there can be no assurance that we will avoid significant liability exposure. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products developed by the Company. A product liability claim could have a material adverse effect on our business, financial condition and results of operations.

Our strategy for growth is substantially dependent upon our ability to market and distribute products successfully. Other companies, including those with substantially greater financial, marketing and sales resources, compete with the
Company, and have the advantage of marketing existing products with existing production and distribution facilities. There can be no assurance that we will be able to market and distribute products on acceptable terms, or at all. Our failure to market our products successfully could have a material adverse effect on our business, financial condition or results of operations.
The medical products industry has been under increasing scrutiny by various state and federal regulatory agencies. While we do not presently require any government approval to create, develop or manufacture the DAI Pump, we may be subject to various forms of government regulations, including consumer safety laws and environmental safety laws. Any future violation of, or the cost of compliance with, these laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

The medical products industry is rapidly changing through the continuous development and introduction of new products. Our strategy for growth is substantially dependent upon our ability to successfully introduce the DAI Pump.
Accordingly, our ability to compete may be dependent upon our ability to enhance and improve our products continually. There can be no assurance that competitors will not develop technologies or products that render our products obsolete or less marketable. We may be required to adapt to technological changes in the industry and develop products to satisfy evolving industry or customer requirements, any of which could require the expenditure of significant funds.
At this time, we do not have a source of commitment for such funds. Continued
refinement and improvement costs are risks inherent in new product development, including unanticipated technical or other problems which could result in material delays in product commercialization.

                                       20

Liquidity and Capital Resources. The Company's only known current sources of capital are the proceeds from this offering and cash currently maintained in our bank accounts. The Company may require additional financing and there is no assurance that such additional financing will be available.

Results of Operations. The Company has not yet realized any revenue from operations.

Our plan of operation for the next 12 months. We will continue our development of the DAI pump and present it to health care providers, AIDS clinics and physicians to acquire purchase contracts. We will negotiate manufacturing agreements with subcontractors and packagers. We will complete our operating budgets for tooling and production in anticipation of in-house component manufacture after we have begun a pilot manufacturing program with subcontractors.

Our plan of operation for the next 12 months depends on raising sufficient capital to complete our marketing and manufacturing requirements. Under the terms of our patent license agreement for the DAI pump, we are required to make minimum royalty payments of $50,000 each quarter beginning at the date of the first sale of the DAI pump or other licensed products. Therefore, it is not practical for us to begin limited production.

Item 18. Description of Property

Property held by the company. The consolidated financial statements filed as exhibits to this registration statement include the accounts of the company and our wholly-owned subsidiary, Decoria, Inc. All significant intercompany transactions have been eliminated. As of the dates specified in the following table, we held the following property:

======================== =======================
     Property               December 31, 1999
------------------------ -----------------------
Cash and equivalents           $123,582.00
------------------------ -----------------------
Furniture and Equipment        $110,090.00
======================== =======================

We define cash equivalents as all highly liquid investments with a maturity of 3 months or less when purchased. We do not presently own any interests in real estate. We do not presently own any inventory or equipment.

Item 19. Certain Relationships and Related Transactions

Related Party Transactions. There have been no related party transactions which would be required to be disclosed pursuant to Item 404 of Regulation S-B, except for the following:

On or about September 30, 1999, we entered into an Agreement of Purchase and
Sale of Assets with Alpha Mark, Inc., for the purpose of acquiring substantially all of the assets of Alpha Mark, Inc. At that time, our directors and officers were officers and directors of Alpha Mark, Inc.

                                       21

Item 20. Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. We will be a reporting company with the Securities and Exchange Commission upon the effectiveness of this registration statement.
The public may read and copy any materials filed with the Securities and
Exchange Commission at their Public Reference Room at 450 Fifth Street N.W.,
Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The Securities and
Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically. The address of that site is http://www.sec.gov. We currently maintain our own Internet address at www.omega-med.com. Our website is currently under construction.

We anticipate adopting a stock option plan and reserving 2,500,000 shares of our common stock for issuance to satisfy the exercise of options under that plan.
The stock option plan will be designed to retain qualified and competent officers, employees, and directors. A committee of our board of directors shall administer the stock option plan and the board of directors will be authorized, in its sole and absolute discretion, to grant options to all eligible employees of the company, including officers, and to our directors, whether or not those directors are also employees of the company. Our board of directors shall also determine the terms, conditions and exercise prices of options granted under the stock option plan.

Item 21. Executive Compensation - Remuneration of Directors and Officers.

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our board of directors. Officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on behalf of the company.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities payable to our chief executive officer and our other executive officers whose total annual salary and bonus is anticipated to exceed $50,000 during the year ending December 31, 2001.
Our board of directors may adopt an incentive stock option plan for its executive officers which would result in additional compensation.

======================= ===== ========= ========== ================ ============
Name and                Year  Annual    Bonus ($)  Other Annual     All Other
Principal Position            Salary($)            Compensation ($) Compensation
----------------------- ----- --------- ---------- ---------------- ------------
Richard Schioldager,    2001  $48,000   None       None             None
  president
----------------------- ----- --------- ---------- ---------------- ------------
Harold E. Letson,       2001  $48,000   None       None             None
  vice-president
----------------------- ----- --------- ---------- ---------------- ------------
Douglas E. Letson,      2001  $36,000   None       None             None
  secretary, treasurer
======================= ===== ========= ========== ================ ============

                                       22

Compensation to our directors. Directors who are also employees of the company receive no extra compensation for their service on our board of directors.

Employment contracts. We anticipate entering into employment contracts with
Richard Schioldager and Ulrich Cochran.

The following chart specifies the remuneration paid to our officers for the year ended December 31, 2000:

======================= ================================= ======================
Name of individual      Capacities in which remuneration  Aggregate remuneration
or Identity of Group    was received
----------------------- --------------------------------- ----------------------
Richard Schioldager     president                          $48,000
----------------------- --------------------------------- ----------------------
Ulrich Cochran          vice-president                     $48,000
----------------------- --------------------------------- ----------------------
Douglas Letson          secretary/treasurer                $36,000
----------------------- --------------------------------- ----------------------
                        All executive officers as a group $132,000
======================= ================================= ======================
Mr. Cochran is no longer an officer of the company.

                                       23

Item 22. Financial Statements

OMEGA MED CORPORATION
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
                                            Sept. 30,             Sept. 30,
                                              2001                  2000
                                         ------------------------------------
ASSETS

Current Assets
   Cash and Cash Equivalents                          134                 386
   Prepaid Expenses                                    -                  250
   Advances and other current assets                1,477               2,456
                                         ----------------    ----------------
      Total current assets                          1,611               3,092

Property and equipment, net                       102,818             107,006
Licensed technology, net                          129,810             169,752
                                         ----------------    ----------------

      Total assets                              $ 234,239           $ 279,850
                                         ================    ================

LIABILITIES AND SHAREHOLDERS EQUITY

Current liabilities
   Bank overdraft                                                       2,415
   Accounts payable                                 3,417               2,510
   Other accrued liabilities                       22,708              13,000
                                         ----------------    ----------------
      Total liabilities                            26,125              17,925

Shareholders' equity
   Common stock, $.001 par value;
     30,000,000 authorized shares;
     10,500,000 shares issued and
     outstanding                                   10,500              10,500
   Common stock subscribed, 6,900
     shares                                             7                   4
   Additional paid in capital                     558,431             541,434
   Deficit accumulated during
     development stage                           (360,824)           (290,013)
                                         ----------------    ----------------

      Total shareholders equity                   208,114             261,925
                                         ----------------    ----------------

Total liabilities and shareholders'
   equity                                       $ 234,239           $ 279,850
                                         ================    ================

                                      -24-

OMEGA MED CORPORATION
(A Development Stage Company)
CONSOLIDATED INCOME STATEMENT
                                        Six Months Ended           April, 5 1999
                                 Sept 30, 2001   Sept 30, 2000    (inception) to
                                                                   Sept, 30 2001
                                 -----------------------------    --------------

Revenues                                     0               0               931

Cost of sales                                0               0               450
                                 -------------   -------------    --------------
Gross Profit                                 0                  0            481

Operating Expenses
   General and administrative           46,766         159,410           337,388
   Research and development                  0            3876             4,347
   Loss from inventory write-down                                         17,113
                                 -------------   -------------    --------------
      Total Expenses                    46,766         163,286           358,848
                                 -------------   -------------    --------------

Loss from Operation                    -46,766        -163,286          -358,367

Other Income (expense)

   Other Income                              0             743               743
                                 -------------   -------------    --------------
Total Other Income (expense)                 0             743               743
                                 -------------   -------------    --------------

Loss before provision for income tax   -46,766        -162,543          -357,624

Provision for income tax                     0               0             3,200
                                 -------------   -------------    --------------

Net loss                            $  (46,766)      $(162,543)       $ (360,824)
                                 =============   =============    ==============

Net Loss per share                    -0.00045        -0.00155          -0.00344
                                 =============   =============    ==============

                                      -25-

OMEGA MED CORPORATION
(A Development Stage Company)
CONSOLIDATED INCOME STATEMENT
                                                                    5-Apr-99
                                           Six Months Ended       (inception) to
                                              Sept. 30,              Sept 30,
                                          2001          2000          2001
                                      --------------------------  --------------
CASH FLOWS FROM OPERATIONS
   Net Loss                                (46,766)     (162,543)      (360,824)
   Adjustments to reconcile net
     loss to net cash used in
     operating activities:
      Depreciation and amortization         33,838        30,719         85,101
      Loss from inventory write down                                     17,113
      Write off of bad debt                                                 570
   (Increase) decrease in operating
     assets excluding effects of
     purchase acquisition
      Inventory                                                          (2,600)
      Prepaid expenses                                     1,119              -
      Advances and other assets                979           (62)           621
   Increase (decrease) in operating
     liabilities excluding effects
     of purchase acquisition
      Accounts payable                         527       (25,096)       (18,930)
      Accrued expenses and other
       liabilities                           1,050         4,389         22,708
                                      ------------  ------------  --------------
        Net used in operating
          activities                       (10,372)     (151,474)      (256,241)

CASH FLOWS FROM INVESTING ACTIVITIES
   Refund of tooling purchase                              2,548          2,548
   Cash acquired subsidiary                                               2,263
                                      ------------  ------------  --------------
        Net cash provided from
          investing activities                   -         2,548          4,811

CASH FLOWS FROM FINANCING ACTIVITIES
   Bank overdraft                                          2,415
   Subscription of common stock              5,000        16,300         33,300
   Issuance of common stock                                             218,264
                                      ------------  ------------  --------------
        Net cash provided by
          financing activities               5,000        18,715        251,564
                                      ------------  ------------  --------------

           Net (decrease) increase
             in cash                        (5,372)     (130,211)           134

Cash, beginning of period                    5,506       130,597              -

Cash, end of period                          $ 134         $ 386          $ 134

SUPPLEMENTAL DISCLOSURES
        Income tax paid                                                     300
        Interest paid

NONCASH FINANCING ACTIVITIES
        Common stock issued in
          exchange for net assets                                       317,374

                                      -26-

OMEGA MED CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                              Common Stock            Common Stock     Additional
                                            $.001 Par Value            Subscribed       Paid-in   Accumulated
                                         Shares       Amount      Shares       Amount   Capital     Deficit      Total
                                      ---------------------------------------------------------------------------------

Common stock issued in acquisition     10,500,000     10,500                            525,138                535,638

Net loss incurred during
   development stage operations                                                                    (127,470)  (127,470)
                                       --------------------------------------------------------------------------------

Balance, December 31, 1999 Audited     10,500,000     10,500                            525,138    (127,470)   408,168

Net loss incurred during
   development stage operations                                                                     (63,785)   (63,785)
                                       --------------------------------------------------------------------------------

Balance June 30, 2000 unaudited        10,500,000     10,500                            525,138    (191,255)   344,383

Common stock subscribed                                           5,900           6      28,294                 28,300

Net loss incurred during
   development stage operations                                                                                                                             (122,803)        (122,803)
                                       --------------------------------------------------------------------------------

Balance, December 31, 2000 Audited     10,500,000     10,500      5,900           6     553,432    (314,058)   249,880

Common stock subscribed                                           1,000           1       4,999                  5,000

Net loss incurred during
   development stage operations                                                                                                                              (32,973)         (32,973)
                                        --------------------------------------------------------------------------------

Balance Sept 30, 2001 unaudited        10,500,000     10,500      6,900           7     558,431   $(347,031)  $221,907

                                      -27-

Item 23. Changes in and Disagreements with Accountants on Accounting and
         Financial Disclosure

There have been no changes in or disagreements with the company's accountants since the formation of the Company required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby has been passed upon for the Company by Stepp & Beauchamp LLP, located in Newport
Beach, California.

                                     EXPERTS

The financial statements of Alpha Mark, Inc., whose assets were acquired by the company, for the year ending December 31, 1998, appearing in this prospectus and registration statement have been audited by Kelly and Company, and are included in reliance upon such reports given upon the authority of Kelly and Company as experts in accounting and auditing. The financial statements of the company for the period from incorporation to December 31, 1999 are also included in this prospectus and registration statement.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and
Exchange Commission under the Securities Act of 1933 Act regarding the shares of common stock we are offering for sale. This prospectus does not contain all of the information in the Registration Statement on Form SB-2 and the exhibits and schedules to the Registration Statement on Form SB-2. Further information about the company and our common stock is contained in the Registration Statement on
Form SB-2 and the exhibits and schedules filed as a part of the Registration
Statement on Form SB-2. Statements contained in this prospectus concerning the contents of any contract or any other document referred to are not necessarily complete, and reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration Statement on Form SB-2. Each such statement is qualified in all respects by reference to those exhibits.

                                       28

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Article VI of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of such director's duty of loyalty to the company or its security holders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3)
liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) for any transaction from which a director derived any improper personal benefit. Accordingly, the directors of the company may have no liability to the shareholders of the company for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the company.

We anticipate the we will enter into indemnification agreements with each of our executive officers ^and agree to indemnify them for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by any of them in connection with any criminal or civil action brought or threatened against them person by reason of such person being or having been an officer or director or employee of the company. In order to be entitled to indemnification by the company, they must have acted in good faith and in a manner they believed to be in the best interests of the company and, with respect to criminal actions, each person indemnified must have had no reasonable cause to believe his or her conduct was unlawful.

Item 25. Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the shares. The estimated expenses of issuance and distribution are set forth below.

Registration fees                                              $1,434.00
Transfer agent fees                         Approximately      $1,000.00
Costs of printing and engraving             Approximately      $2,000.00
Legal fees                                  Approximately     $15,500.00
Accounting fees                             Approximately     $10,000.00

Item 26. Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three (3)
years which would be required to be disclosed pursuant to Item 701 of Regulation
S-B, except for the following:

On or about September 30, 1999, we entered into an Agreement of Purchase and
Sale of Assets with Alpha Mark, Inc., a Utah corporation for the purpose of acquiring substantially all of the assets of Alpha Mark, Inc. We issued
10,500,000 shares of our common stock in exchange for the assets of Alpha
Mark, Inc., in reliance on the exemption specified by the provisions of Section
4(2) of the Securities Act of 1933. A copy of that agreement is attached as
Exhibit 10.1.

                                       29

Item 27. Exhibits.

Copies of the following documents are filed with this Registration Statement,
Form SB-2, as exhibits:

Exhibit No.   Description

3.1           Certificate of Incorporation**
              (Charter Document)

3.2           Bylaws**

5.            Opinion Re: Legality***

8.            Opinion Re: Tax Matters (not applicable)

10.1          Asset Purchase and Sale Agreement between Alpha Mark, Inc., a Utah corporation and Omega Med Corporation, a Delaware corporation.**
              (material contract)

10.2          Patent License Agreement between Ulrich D. Cochran and OMEGA-MED
              Inc. dated May 15, 1998

11.           Statement Re: Computation of Per Share Earnings*

23.1          Consent of Auditors

23.2          Consent of Counsel***

24.           Power of Attorney is included on the Signature Page of the
              Registration Statement

*   Included in financial statements
**  Denotes exhibits previously filed with Form SB-2 filed March 10, 2000,
    SEC file number 333-32086
*** Incorporated by reference to Form SB-2/A filed August 2, 2001, SEC file number 333-32086

Item 28. Undertakings.

A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                       30

B. The undersigned registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by Section 10(a)(3) of the
               1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement(or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the
               foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was  registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected  in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B)
               if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii)To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such
               information in the Registration Statement.

     (2)  That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new
          Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                       31

                                   SIGNATURES

In accordance with the requirements of the 1933 Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Pre-Effective Amendment
No. 2 to Registration Statement to be signed on its behalf by the undersigned, in the City of San Diego, California, on January 9, 2002.

                                            OMEGA MED CORPORATION,
                                            a Delaware corporation

                                            By: /s/ Richard Schioldager
                                            Richard Schioldager
                                            Its: President

/s/Douglas Letson                           January 9, 2002
Douglas Letson
Secretary, Treasurer

/s/David Brown                              January 9, 2002
David Brown
Director

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Richard Schioldager with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the 1933 Act, this Pre-Effective
Amendment No. 2 to Registration Statement on Form SB-2 was signed by the following persons in the capacities and on the dates stated.

OMEGA MED CORPORATION

/s/Richard Schioldager              January 9, 2002
Richard Schioldager
President and Director

/s/David Brown                      January 9, 2002
David Brown
Director

                                       32